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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


                 We consent to the incorporation by reference in the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (File No. 333-29229), of our report dated January 29, 1997, except for Note W as to which the date is March 24, 1997, and incorporated by reference in the Annual Report on Form 10-K of CFX Corporation for the year ended December 31, 1996, and to the reference to us in Item 5 of the Registration Statement.

                                         /s/ Wolf & Company, P.C.
                                         --------------------------------
                                         Wolf & Company, P.C.


Boston, Massachusetts
September 19, 1997